As filed with the Securities and Exchange Commission on May 1, 2020
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.
Results of Operations and Financial Condition.

(a)On May 1, 2020, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its first quarter 2020 earnings. A copy of the May 1, 2020 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated May 1, 2020

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 1, 2020 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Oppenheimer Holdings Inc.'s Press Release dated May 1, 2020

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports First Quarter 2020 Earnings and
Announces Quarterly Dividend

New York, May 1, 2020 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company") today reported net income of $7.8 million or $0.61 basic net income per share for the first quarter of 2020 compared with net income of $11.2 million or $0.86 basic net income per share for the first quarter of 2019. Revenue for the first quarter of 2020 was $234.8 million compared to revenue of $251.8 million for the first quarter of 2019, a decrease of 6.8%.

Summary Operating Results (Unaudited)
('000s, except per share amounts)	For the Three Months Ended March 31,

	2020	2019	% Change
Revenue	$234,770	$251,770	(6.8)
Expenses	224,547	235,718	(4.7)
Income Before Income Taxes	10,223	16,052	(36.3)
Income Taxes	2,405	4,858	(50.5)
Net Income	$7,818	$11,194	(30.2)

Net Income Per Share
Basic	$0.61	$0.86	(29.1)
Diluted	$0.58	$0.81	(28.4)

	As of
	3/31/2020	12/31/2019	% Change
Book Value Per Share	$46.16	$46.31	(0.3)
Tangible Book Value Per Share (1)	$32.79	$33.03	(0.7)

(1) Represents book value less goodwill and intangible assets divided by number of shares outstanding.

The performance of the financial markets during the first quarter of 2020 was a tale of two diametrical halves split almost equally. The quarter began with financial markets weathering the threat of war in the Middle East rallying to new highs by mid-February fueled by an easy monetary policy, 50-year record low unemployment, solid corporate earnings, and strong consumer confidence. On February 19, 2020, the S&P 500 index hit an all-time high of 3386 while the CBOE Volatility Index ("VIX") stood at 14.38, well below its 20-year average of 19.7. Then, as a result of the realization of the seriousness of Coronavirus Disease 2019 (the "COVID-19 Pandemic"), the equity markets dramatically reversed course amidst extreme volatility and fell into “bear market territory” in record time. At its low point on March 23, 2020, the S&P 500 was down almost 34% from its all-time high as a reaction to COVID-19 Pandemic-related news and Federal and state government action taken to shut down the U.S. economy. The equities markets then rebounded from their lows during the last week in March in response to the Congressional passage of a $2 trillion economic rescue package and aggressive steps to further ease monetary policy by the Federal Reserve with the S&P 500 closing the quarter down 20%. During this period, the VIX rose sharply before hitting its peak of 82.69 on March 16, 2020 and ended the quarter at 53.54.

As the Federal government and many states began to pass regulatory mandates such as closures of non-essential businesses, "shelter-in place", school closures, and social distancing, economic conditions quickly worsened. The fall-out was widespread as financial market volatility increased, credit quality deteriorated, and liquidity concerns mounted.

Unemployment quickly ramped up amid broad declines in discretionary spending, increasing inventory levels and reduced manufacturing production due to decreased demand and supply constraints resulting from decreased imports of essential parts from China. During the first quarter of 2020, energy stocks extended already significant declines as oil prices collapsed due to the impact of the abrupt halt to economic activity and as the price war between OPEC and Russia fueled a global oversupply of oil. In late March, oil prices hit an 18-year intraday low by dropping below $20 per barrel before ending the quarter at $20.28.

As the economic toll of the COVID-19 Pandemic began to take hold during the second half of the quarter, the bond market saw a flight to safety as the prices of bonds with credit risks, such as low investment grade and high-yield corporate bonds as well as emerging markets debt, declined significantly. Meanwhile concerns about state and local finances related to the impact of lower sales taxes and much higher expenditures in fighting the COVID-19 Pandemic resulted in dramatic selling of normally “safe” haven assets in municipal bonds. Global investors rushed to the safety of the U.S. government bond market. After beginning the year at 1.92%, the 10-Year Treasury Yield hit an intraday historic low of 0.32% in early March before ending the quarter at 0.70%.

In an effort to restore confidence, in an emergency meeting on Sunday March 16, 2020, the Federal Reserve announced it would cut its benchmark short-term interest rate by 100bps along with a $700 billion quantitative easing program. This followed a 50bps cut to short-term interest rates two weeks prior for a total 150bps decrease during the first quarter of 2020. The effective fed funds rate stood at 8bps at March 31, 2020 with a target range of 0bps to 25bps.

Albert G. Lowenthal, Chairman and CEO commented, "The last six weeks have been among the most challenging in my career on Wall Street which spans over five decades. The healthcare challenge requiring the repositioning of 90% of our employees during a period of high volatility and a fast paced decline in markets was testimony to the firm’s preparedness and the resiliency of our employees who have made the transition to remote or alternative work arrangements virtually seamless. I am greatly appreciative for the commitment and dedication of our associates and their ability to maintain our high standards of service to our clients during these trying times.

The operating results for the firm were solid up until mid-March when the impact of the COVID-19 Pandemic really began to take its toll on the U.S. economy. The largest impact on our results for the first quarter of 2020 was the decrease in short-term interest rates which had begun to take place in the latter part of 2019. This resulted in a decline of bank deposit sweep income of $15.1 million during the first quarter of 2020 when compared to first quarter of 2019. We expect the impact to continue with short-term interest rates expected to remain near zero. Our investment banking area was also impacted by the COVID-19 Pandemic’s effect on clients’ risk appetite and the resulting cancellation of active mandates, although the area showed strong results through the first two months of the year. As a result of early strength in investment banking, results were limited to an 8% decrease. We are pleased with the firm’s risk management in reducing trading exposure rapidly as the equities markets experienced extreme volatility and credit markets saw spreads widen substantially. As a result, the firm sustained trading losses of less than $1 million during the period. Compared to our peers, Oppenheimer is principally a broker-dealer and investment advisor and is not exposed to commercial lending and thus there was no need to set aside loan loss reserves during the period.

The bright spots during the period included transaction-based commissions on both the retail and institutional sides which were up significantly as clients repositioned their portfolios. Commission revenues ended the period up substantially at 30%. Also, our asset management fees were up 17% during the first quarter of 2020, based on asset values in client portfolios as of year-end. Despite the sizable market decline during the first quarter of 2020 (down 20%), we expect asset management fees to be reduced by around 12% for the second quarter of 2020 when compared to the first quarter of 2020 primarily due to a net positive inflow of client assets which will temper the decline.

As we enter the second quarter of 2020, the government-mandated shutdowns remain a major concern with no certainty around when the restrictions will begin to be lifted or when the economy may resume a normal pattern of growth. The next couple of months will surely be challenging, however, we believe that we are positioned well to weather the storm as our balance sheet is strong, liquidity is solid, and our regulatory capital levels are at all-time highs. We are confident in our employees’ ability to continue to perform their functions remotely for the indefinite future."

Business Segment Results (Unaudited)
('000s)
	For the Three Months Ended March 31,
	2020	2019	% Change
Revenue
Private Client	$141,418	$163,527	(13.5)
Asset Management	19,276	16,586	16.2
Capital Markets	75,542	70,961	6.5
Corporate/Other	(1,466)	696	*
Total	$234,770	$251,770	(6.8)

Income (Loss) Before Income Taxes
Private Client	33,369	42,834	(22.1)
Asset Management	4,305	2,242	92.0
Capital Markets	(143)	(2,647)	94.6
Corporate/Other	(27,308)	(26,377)	(3.5)
Total	$10,223	$16,052	(36.3)

* Percentage not meaningful

Private Client

Private Client reported revenue of $141.4 million for the first quarter of 2020, 13.5% lower than the first quarter of 2019 due to lower bank deposit sweep income and decreases in the cash surrender value of Company-owned life insurance partially offset by higher commissions and asset management fees during the first quarter of 2020. Income before income taxes was $33.4 million for the first quarter of 2020, a decrease of 22.1% compared with the first quarter of 2019.

•	Client assets under administration were $79.1 billion at March 31, 2020 compared with $91.0 billion at December 31, 2019, a decrease of 13.1%.

•	Financial adviser headcount was 1,029 at the end of the first quarter of 2020, down from 1,062 at the end of the first quarter of 2019.

•	Retail commissions were $56.9 million for the first quarter of 2020, an increase of 20.9% from the first quarter of 2019.

•
Advisory fee revenue on traditional and alternative managed products was $66.9 million for the first quarter of 2020, an increase of 17.3% from the first quarter of 2019 (see Asset Management below for further information). The increase in advisory fees was due to an increase in assets under management ("AUM") at December 31, 2019 as a result of the increase in the equities markets and net new assets during the fourth quarter of 2019.

•
Bank deposit sweep income was $18.8 million for the first quarter of 2020, a decrease of 44.6% compared with $34.0 million for the first quarter of 2019 due to lower short-term interest rates during the first quarter of 2020.

Asset Management

Asset Management reported revenue of $19.3 million for the first quarter of 2020, 16.2% higher than the first quarter of 2019 due to higher AUM at December 31, 2019, which is the basis for advisory fees earned during the first quarter of 2020, as a result of the increase in the equities markets and net new assets during the fourth quarter of 2019. Income before income taxes was $4.3 million for the first quarter of 2020, an increase of 92.0% compared with the first quarter of 2019 due to higher AUM at December 31, 2019.

•
Advisory fee revenue on traditional and alternative managed products was $19.3 million for the first quarter of 2020, an increase of 16.2% from the first quarter of 2019 primarily due to higher AUM at December 31, 2019.

◦
Advisory fees are calculated based on the value of client AUM at the end of the prior quarter which totaled $32.1 billion at December 31, 2019 ($26.7 billion at December 31, 2018) and are allocated between the Private Client and Asset Management business segments.

•
AUM decreased 5.1% to $28.0 billion at March 31, 2020 compared with $29.5 billion at March 31, 2019, which is the basis for advisory fee billings for the second quarter of 2020. The decrease in AUM was comprised of lower asset values of $2.8 billion on existing client holdings and a positive net contribution of assets of $1.3 billion.

Capital Markets

Capital Markets reported revenue of $75.5 million for the first quarter of 2020, 6.5% higher than the first quarter of 2019 primarily due to higher commissions partially offset by lower trading income and investment banking revenue. Loss before income taxes was $143,000 for the first quarter of 2020 compared with loss before income taxes of $2.6 million for the first quarter of 2019.

•
Institutional equities commissions increased 29.6% to $30.5 million for the first quarter of 2020 compared with the first quarter of 2019 due to the significant volatility in the equities markets resulting from the sharp sell-off during the period.

•
Advisory fees earned from investment banking activities decreased 41.3% to $9.8 million for the first quarter of 2020 compared with $16.7 million for the first quarter of 2019 due to a significant slowdown in M&A activity from the economic fallout related to the COVID-19 Pandemic during the first quarter of 2020.

•	Equities underwriting fees increased 10.7% to $8.3 million for the first quarter of 2020 compared with $7.5 million for the first quarter of 2019.

•
Revenue from taxable fixed income increased to $22.2 million during the first quarter of 2020 from $16.5 million during the first quarter of 2019 due to higher commissions partially offset by lower trading income.

•
Revenue from public finance and municipal trading decreased to $2.2 million during the first quarter of 2020 from $5.2 million during the first quarter of 2019 primarily due to lower trading income partially offset by higher gross credits from municipal trading.

Compensation and Related Expenses

Compensation and related expenses totaled $157.7 million during the first quarter of 2020, a decrease of 1.7% compared with the first quarter of 2019. The decrease was due to lower deferred and share-based compensation costs partially offset by higher salaries and production-related compensation costs during the first quarter of 2020. The Company recorded a credit to compensation and related expenses of $3.4 million related to its OARs Plan due to the price of its Class A Stock decreasing from $27.48 at the end of the fourth quarter of 2019 to $19.76 at the end of the first quarter of 2020. Compensation and related expenses as a percentage of revenue was 67.2% during the first quarter of 2020 compared with 63.7% during the first quarter of 2019.

Non-Compensation Expenses

Non-compensation expenses were $66.9 million during the first quarter of 2020, a decrease of 11.3% compared with $75.4 million during the first quarter of 2019 due primarily to lower legal and regulatory costs, conference and seminar costs, and interest costs partially offset by higher occupancy and equipment costs and external portfolio management costs during the first quarter of 2020.

Provision for Income Taxes

The effective income tax rate for the first quarter of 2020 was 23.5%, 6.8% lower when compared with 30.3% for the first quarter of 2019. The lower effective tax rate for the first quarter of 2020 was primarily due to tax windfalls related to the vesting of restricted stock awards during the first quarter of 2020 as well as a lower estimate of non-deductible items for the 2020 year.

Equity and Book Value Per Share

•	At March 31, 2020, total equity was $586.7 million compared with $592.7 million at December 31, 2019.

•	At March 31, 2020, book value per share was $46.16 (compared with $46.31 at December 31, 2019) and tangible book value per share was $32.79 (compared with $33.03 at December 31, 2019).

Dividend Announcement

The Company announced a quarterly dividend in the amount of $0.12 per share effective for the first quarter of 2020 and payable on May 29, 2020 to holders of Class A non-voting and Class B voting common stock of record on May 15, 2020.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 93 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance including the projected impact of COVID-19 on the Company's business, financial performance, and operating results. The following factors, among others, could cause actual results to vary from the forward-looking statements: the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; and Federal, state and local governmental responses to the pandemic. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

Oppenheimer Holdings Inc.
Consolidated Statements of Income (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended March 31,
	2020	2019	% Change
REVENUE
Commissions	$103,249	$79,409	30.0
Advisory fees	86,164	73,647	17.0
Investment banking	25,728	28,043	(8.3)
Bank deposit sweep income	18,826	33,968	(44.6)
Interest	10,890	12,727	(14.4)
Principal transactions, net	(868)	11,438	*
Other	(9,219)	12,538	*
Total revenue	234,770	251,770	(6.8)
EXPENSES
Compensation and related expenses	157,676	160,355	(1.7)
Communications and technology	19,891	20,086	(1.0)
Occupancy and equipment costs	16,078	15,273	5.3
Clearing and exchange fees	5,659	5,332	6.1
Interest	6,550	12,986	(49.6)
Other	18,693	21,686	(13.8)
Total expenses	224,547	235,718	(4.7)
Income before income taxes	10,223	16,052	(36.3)
Income taxes	2,405	4,858	(50.5)
Net income	$7,818	$11,194	(30.2)

Net income per share
Basic	$0.61	$0.86	(29.1)
Diluted	$0.58	$0.81	(28.4)

Weighted average number of common shares outstanding
Basic	12,895,729	13,020,344	(1.0)
Diluted	13,456,233	13,851,321	(2.9)
* Percentage not meaningful